Exhibit 99.1

China HGS Reports Second Quarter of Fiscal Year 2021 Results

HANZHONG, CHINA – May 17, 2021 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the second quarter of fiscal 2021 ended March 31, 2021 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the quarter

•	Total revenues for the second quarter of fiscal 2021 were approximately $18.3 million, representing an increase of 867.2% from approximately $1.9 million in the same quarter of fiscal 2020 due to less gross floor area sold during the current quarter.

•	Net income for the second quarter of fiscal 2021 totaled approximately $2.2 million, significantly increased from net loss of approximately $0.6 million in the same period of last year.

•	Basic and diluted net loss per share (“EPS”) attributable to shareholders for the second quarter of fiscal 2021 were $0.10, compared to net loss per share of $0.03 for the same quarter of the last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2021	2020
ASSETS	(Unaudited)
Cash	$555,576	$457,699
Restricted cash	3,297,734	3,409,837
Contract assets	15,195,730	14,255,328
Real estate property development completed	93,359,420	94,671,258
Other assets	9,709,848	8,132,555
Property, plant and equipment, net	567,292	571,330
Security deposits	1,922,853	1,855,506
Real estate property under development	251,151,767	227,741,017
Due from local governments for real estate property development completed	2,973,777	2,869,623

Total Assets	$378,733,997	$353,964,153

LIABILITIES AND STOCKHOLDERS' EQUITY
Construction loans	$116,060,624	$109,937,408
Accounts payable	31,854,281	25,415,352
Other payables	4,569,384	4,028,048
Construction deposits	3,318,974	3,202,730
Contract liabilities	1,885,982	1,847,685
Customer deposits	21,498,027	19,405,528
Accrued expenses	1,861,745	1,920,370
Taxes payable	20,592,607	19,881,211
Total liabilities	201,641,624	185,638,332

Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 50,000,000 shares authorized, 22,525,000 shares issued and outstanding March 31, 2021 and September 30, 2020	22,525	22,525
Additional paid-in capital	129,930,330	129,930,330
Statutory surplus	10,458,395	10,458,395
Retained earnings	37,466,885	34,954,061
Accumulated other comprehensive loss	(785,762)	(7,039,490)
Total stockholders' equity	177,092,373	168,325,821

Total Liabilities and Stockholders' Equity	$378,733,997	$353,964,153

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020
Real estate sales	$18,278,112	$1,889,829	$21,033,374	$4,194,073
Less: Sales tax	(115,166)	(27,048)	(138,704)	(66,281)
Cost of real estate sales	(14,474,264)	(1,466,381)	(16,327,906)	(3,171,993)
Gross profit	3,688,682	396,400	4,566,764	955,799
Operating expenses
Selling and distribution expenses	16,821	200,390	96,166	400,558
General and administrative expenses	543,334	819,415	849,259	1,408,254
Total operating expenses	560,155	1,019,805	945,425	1,808,812
Operating income (loss)	3,128,527	(623,405)	3,621,339	(853,013)
Interest income (expense), net	712	(15,586)	3,537	(32,839)
Other expense	(166,571)	(96,729)	(272,428)	(96,729)
Income (loss) before income taxes	2,962,668	(735,720)	3,352,448	(982,581)
Provision (benefit) for income taxes	741,431	(111,699)	839,624	(101,179)
Net income (loss)	2,221,237	(624,021)	2,512,824	(881,402)
Other Comprehensive income (loss)
Foreign currency translation adjustment	(737,431)	(2,823,145)	6,253,728	1,557,717
Comprehensive income (loss)	$1,483,806	$(3,447,166)	$8,766,552	$676,315
Basic and diluted income (loss) per common share
Basic and diluted	$0.10	$(0.01)	$0.11	$(0.02)
Weighted average common shares outstanding
Basic and diluted	22,525,000	22,525,000	22,525,000	22,525,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

	Common Stock		Additional	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Paid-in Capital	Surplus	Earnings	Income (loss)	Total
Balance at September 30, 2019	22,525,000	$22,525	$129,930,330	$10,360,251	$34,070,767	$(15,683,723)	$158,700150
Net loss for the period	-	-			(257,381)		(257,381)
Foreign currency translation adjustments	-	-				4,380,862	4,380,862
Balance at December 31, 2019	22,525,000	22,525	129,930,330	10,360,251	33,189,365	(11,302,861	162,823,631
Net loss for the period	-	-			(624,021)		(624,021)
Foreign currency translation adjustments	-	-				(2,823,145	(2,823,145
Balance at March 31, 2020	22,525,000	$22,525	$129,930,330	$10,360,251	$33,189,365	$(14,126,006)	$159,376,465

Balance at September 30, 2020	22,525,000	$22,525	$129,930,330	$10,458,395	$34,954,061	$(7,039,490)	$168,325,821
Net income for the period	-	-	-	-	291,587	-	291,587
Foreign currency translation adjustments	-	-	-	-	-	6,991,159	6,991,159
Balance at December 31, 2020	22,525,000	22,525	129,930,330	10,458,395	35,245,648	(48,331)	175,608,567
Net income for the period	-	-	-	-	2,221,237	-	2,221,237
Foreign currency translation adjustments	-	-	-	-	-	(737,431)	(737,431)
Balance at March 31, 2021	22,525,000	$22,525	$129,930,330	$10,458,395	$37,466,885	$(785,762)	$177,092,373

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended March 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$2,512,824	$(881,402)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	-	(235,179)
Depreciation	24,772	37,710
Changes in operating assets and liabilities:
Contract assets	(422,948)	651,289
Real estate property development completed	4,747,385	2,937,724
Real estate property under development	(13,010,220)	(2,835,288)
Other current assets	(1,281,964)	(935,053)
Security deposit		3,195,887
Accounts payables	5,515,797	89,325
Other payable	395,088	111,347
Contract liabilities	(28,762)	(71,507)
Customer deposits	1,387,999	2,349,028
Construction deposits		(428)
Accrued expenses		(675,478)
Taxes payables	109,454	(1,379,060)
Net cash (used in) provided by operating activities	(50,575)	2,358,915

Cash flow from financing activities
Repayments of construction loans	-	(2,128,585)
Net cash used in financing activities	-	(2,128,585)

Effect of changes of foreign exchange rate on cash and restricted cash	36,349	103,801
Net (decrease) increase in cash and restricted cash	(14,226)	334,131
Cash and restricted cash, beginning of period	3,867,536	4,202,117
Cash and restricted cash, end of period	$3,853,310	$4,536,248
Supplemental disclosures of cash flow information:
Interest paid	$1,847,904	$3,416,592
Income taxes paid	$135,462	$375,601

Reconciliation to amounts on condensed consolidated balance sheets:
Cash	$555,576	$658,313
Restricted	$3,297,734	$3,877,935
Total cash and restricted cash	$3,853,310	$4,536,248

Cash, beginning of period	$457,699	$263,139
Restricted, beginning of period	$3,409,837	$3,938,978
Total cash and restricted cash, beginning of period	$3,867,536	$4,202,117

Non-cash financing activities:
Reclassification of interest payable to construction loan	$1,626,210	$-
Real estate sales for settlements in real estate property under development	$(14,432,275)	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.